                                                                     EXHIBIT 2.1

                                 ELECTION FORM

TO:  FIRST NBD INVESTMENT SERVICES, INC., ADMINISTRATOR

     THE CHUBB CORPORATION PRODUCER STOCK INCENTIVE PROGRAM (1998) c/o Chubb Agency Services
        P.O. Box 1615
        Mountain View Road
        Warren, N.J. 07061-1615

                       CONTINGENT COMMISSION DISTRIBUTION
                           CASH & STOCK ELECTION FORM
Agency or Brokerage Name:
--------------------------------------------------------------------------------
Mailing Address:
--------------------------------------------------------------------------------
Federal Tax I.D. #:
------------------------------------------------ Telephone:

A.   $------------  Total contingent commission earned

The above-named agency or brokerage elects to receive the 1998 contingent commissions earned by it in the following manner:


B.   $------------  Cash Amount - Portion of Line A to be paid to agency or brokerage in cash

C.   $------------  Stock Amount - Portion of Line A to be used to purchase common stock of The Chubb Corporation which shall be restricted for sale or transfer purposes for 2 years .

                        MINIMUM STOCK ELECTION: $10,000

               LINE B PLUS LINE C MUST EQUAL THE AMOUNT OF LINE A

D.   $------------  25% ADDITIONAL AMOUNT OF RESTRICTED COMMON STOCK,
                    CONTRIBUTED BY CHUBB (25% OF LINE C)

E.   $------------  Total stock amount, including 25% additional amount LINE C
                    PLUS LINE D
                    The number of shares will be determined based on the average of the high and low stock price on the award valuation date of February 5, 1999, rounded down to the nearest whole number. Any fractional share amounts will be paid directly in cash.

Signed By:
------------------------------------------ for the above named Agency or
           Brokerage
            (Please Print or Type)

Signature:
------------------------------------------ Date:
        Title:

Refer to the Prospectus dated November [ ], 1998 for complete description of stock purchase offer under The Chubb Corporation Producer Stock Incentive Program (1998).

     PLEASE RETURN THE SIGNED ORIGINAL OF THIS ELECTION FORM TO FIRST NBD INVESTMENT SERVICES, INC., IN THE ATTACHED STAMPED AND PRE-ADDRESSED ENVELOPE NO LATER THAN FEBRUARY 5, 1999 OR FAX IT PRIOR TO THAT DATE TO THE ADMINISTRATOR AT 908-903-3826.

     IF THIS ELECTION FORM IS NOT RECEIVED BY FIRST NBD INVESTMENT SERVICES, INC., ON OR BEFORE FEBRUARY 5, 1999, THEN YOU WILL BE AUTOMATICALLY DEEMED BY DEFAULT TO HAVE ELECTED TO HAVE 100% OF YOUR CONTINGENT COMMISSION PAID IN
CASH -- WITH NO STOCK AT ALL -- AND A CHECK PAYABLE TO THE ABOVE-NAMED AGENCY OR BROKERAGE WILL BE DRAWN UP FOR THE ENTIRE AMOUNT SHOWN IN LINE A ABOVE.